Exhibit 99.2

Supernus to Present at the 2020 Cowen Health Care
Conference

ROCKVILLE, Md., February 26, 2020 -- Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company's management will present an overview and update, as well as host investor meetings, at the 40th Annual Cowen Health Care Conference.

Date: Monday, March 2, 2020
Time: 4:10 p.m. ET
Place: Boston Marriott Copley Place, Boston, Mass.

Investors interested in arranging a meeting with the Company's management during this conference should contact the conference coordinator.

A live webcast of the presentation can be accessed by visiting ‘Events & Presentations’ in the Investor Relations section on the Company's website at www.supernus.com. An archived replay of this webcast will be available for 60 days on the Company's website after the conference.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market, including SPN-812 for the treatment of ADHD and SPN-604 for the treatment of bipolar disorder.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Senior Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke, an ICR Company

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com